Exhibit No. 1(c)

                         MITCHELL HUTCHINS SERIES TRUST
                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY


      I, Dianne E. O'Donnell, Vice President and Secretary of Mitchell Hutchins Series Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions by unanimous consent, effective October 6, 1999, and that the Amended and Restated Schedule A attached to this certificate is a true copy of the Amended and Restated Schedule A to the Trust's Declaration of Trust that was approved by the board, also by unanimous consent effective October 6, 1999:

            RESOLVED, that pursuant to Section 2 of Article III of the Trust's Declaration of Trust, there is hereby established and designated a new series of shares of beneficial interest of the Trust, having the rights and privileges specified in the Trust's Declaration of Trust, to be known as Strategy Portfolio ("Fund"); and be it further

            RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be, and they hereby are, established as Class H shares; and be it further

            RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be, and they hereby are, established as Class I shares; and be it further

            RESOLVED, that Class H shares and Class I shares of the Fund represent interests in the assets of only that series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust; and be it further

            RESOLVED, that Schedule A of the Trust's Declaration of Trust be, and it hereby is, amended and restated to reflect the addition of the Fund as a new series of the Trust and the two classes of shares established for the Fund.

Dated:  November 1, 1999          By:   /s/ Dianne E. O'Donnell
                                        -----------------------
                                        Dianne E. O'Donnell
                                        Vice President and Secretary
                                        Mitchell Hutchins Series Trust

Subscribed and sworn before me this 1st day of November, 1999:


/s/ Cristina Paradiso
---------------------
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp 12/07/2000

                      Schedule A to Declaration of Trust of
                         Mitchell Hutchins Series Trust

                    (As Amended and Restated October 6, 1999)


Series of the Trust
-------------------

Aggressive Growth Portfolio
Balanced Portfolio
Global Equity Portfolio
Global Income Portfolio
Growth and Income Portfolio
Growth Portfolio
High Grade Fixed Income Portfolio
High Income Portfolio
Money Market Portfolio
Small Cap Portfolio
Strategic Fixed Income Portfolio
Strategic Income Portfolio
Strategy Portfolio
Tactical Allocation Portfolio

Classes of Shares of Each Series
--------------------------------

An unlimited number of shares of beneficial interest have been established by the Board as Class H shares and Class I shares of each of the above Series. Each of the Class H shares and Class I shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust.